UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 10, 2012


                           RANCHER ENERGY CORPORATION
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                  000-51425                 98-0422451
----------------------------     -------------------    ------------------------
(State or other jurisdiction    (Commission File          (IRS Employer Identifi
     of incorporation)               Number)                  -cation Number)


                  999 18th Street, Suite 2700, Denver, CO 80202
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303) 629-1125
                          ---------------------------
               Registrant's telephone number, including area code


                -----------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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				Explanatory Note

This amendment is being filed to correct the number of shares to be issued and outstanding as a result of the issuance of shares under the second Amended Plan of Reorganization.


                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.03 Bankruptcy or Receivership.

Approval of Plan of Reorganization

On October 28, 2009, Rancher Energy Corporation ("the Company") filed a voluntary petition (the "petition") for relief in the United States Bankruptcy Court (the "Court"), District of Colorado under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. (the "Bankruptcy Code.")

On April 30, 2012, the Company filed its 2nd Amended Plan of Reorganization ("the Plan") and Disclosure Statement for 2nd Amended Plan of Reorganization with the Court. The Plan provides for the Company to pay the claims of its creditors as the assets of the Company allow, and permits, but does not obligate, the Company to continue in the oil and gas industry with a focus on the purchase on non-operating interests in oil and gas producing properties, as discussed in greater detail below.

On September 10, 2012, the Court the approved the Plan and the Plan will be effective on October 10, 2012.

The Plan provides for cash to be distributed to all creditor classes in order of priority until they are paid in full or no more cash remains above the amount need to wind up the Company's affairs. If the remaining cash and other assets, remaining after the payment to the creditor classes, exceed $2.0 million, the Board may elect to continue in the oil and gas business. The Board of Directors anticipates that after the payment of creditors, the Company will be able to continue in the oil and gas business.

The Company's common stockholders would receive funds only if the cash and other assets after payment of the creditors under the Plan was less than $2.0 million. The rights of the common stockholders are otherwise unimpaired under the Plan.

Further the Plan provides for convertible promissory notes totaling $140,000 held by officers and directors to be converted into shares of the Company's common stock at exercise prices of $0.02 per share. If the note holders chose not to convert the notes will be treated as unsecured claims and paid pursuant to the terms of payment for unsecured claims. The Company does not anticipate the conversion of the convertible promissory notes.

Warrant holders holding warrants exercisable for 54,632,565 shares of the Company's common stock are to be cancelled and the holders will receive 1 share of the Company's common stock for every 100 shares of common stock the warrant holder would have been entitled to if the warrants were exercised. The Company will be issuing approximately 546,326 shares of common stock to the warrant holders.

Employee Stock Options will remain unchanged, fully vested and issued and outstanding.


At the time of the filing of the Plan, the Company had 119,316,723 shares of its common stock issued and outstanding, as a result of the Plan and the issuance of shares to the warrant holders, the Company will have approximately 119,863,049 shares of common stock issued and outstanding.


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





As filed in the Company's quarterly report for the period ended June 30, 2012, the Company had assets and liabilities as follows:

                                                    June 30, 2012
                                                     (Unaudited)
                                                  ------------------
Assets:
  Total Current Assets (1)                              $ 4,609,934
  Furniture and Equipment, net                              164,068
                                                  ------------------
    Total Assets                                        $ 4,774,002

Liabilities:
  Total Current Liabilities (2)                         $ 1,034,153
  Liabilities Subject to Compromise                       1,212,037
                                                  ------------------
    Total Liabilities                                    $2,246,190

(1)       Total Current Assets at June 30, 2012 consisted of:



Cash & cash equivalents                             $3,463,133
Restricted cash                                        500,461
Accounts receivable                                     30,958
Accounts receivable, settlement                        525,000
Prepaid expenses & other                                90,202


(2)      Total Current Liabilities at June 30, 2012 consisted of:



Accounts payable & accrued liabilities, post-petition                $ 421,533
Accounts payable, settlement                                           500,000
Current liabilities of discontinued operations                         112,620


The text of the Plan is attached hereto as Exhibit 2.1.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d)  Exhibits.

          The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.                               Description
             2.1      Second Amended Plan of Reorganization, September 10, 2012*

* Previously filed




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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       RANCHER ENERGY CORPORATION



                                       By: /s/ Jon Nicolaysen
                                           --------------------------------
                                           Jon Nicolaysen
                                           Chief Executive Officer


                                       Date: September 19, 2012














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